UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EARLE M. JORGENSEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	95-0886610
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10650 Alameda Street Lynwood, California	90262
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-119434

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.001 par value per share (the “Common Stock”), of Earle M. Jorgensen Company (the “Company”) contained in the “Description of Capital Stock” section of the Company’s Registration Statement on Form S-1 (Registration No. 333-119434), initially filed with the Securities and Exchange Commission on October 1, 2004 and as amended from time to time, as well as in any form of prospectus supplement that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.	Exhibits.

3.1*	Amended and Restated Certificate of Incorporation of the Company

3.2*	Amended and Restated Bylaws of the Company

4.1*	Specimen stock certificate representing the Company’s Common Stock

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EARLE M. JORGENSEN COMPANY

Date:	March 22, 2005	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Chief Financial Officer, Vice President and Secretary